Exhibit 10.12

SECOND AMENDMENT TO

TARGA RESOURCES INVESTMENTS INC.

2005 STOCK INCENTIVE PLAN

WHEREAS, Targa Resources Investments Inc. (the “Company”) has adopted the Targa Resources Investments Inc. 2005 Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 7 of the Plan, the Board of Directors of the Company (the “Board”) or the committee appointed by the Board to administer the Plan may amend the Plan;

WHEREAS, the Company desires to amend the Plan to allow shares of Stock awarded under the Plan that have been repurchased by the Company to be available again as shares of Stock with respect to which certain Option Awards may be granted;

NOW, THEREFORE, the Plan shall be amended as follows effective as of December 7, 2007:

1. The following sentence shall be added to the end of Section 4(a) of the Plan: “Further, if delivery of shares for all or a portion of an Award has been made and such delivered shares have subsequently been repurchased by the Company, then the shares of Stock covered by such Award, to the extent of such repurchase, shall again be shares of Stock with respect to which Options that do not qualify as incentive stock options within the meaning of Section 422 of the Code may be granted.”

2. The following sentence shall be added to the end of Section 6(a)(i) of the Plan: “Additionally, notwithstanding the foregoing, when Stock has again become available for an Award of Options that do not qualify as incentive stock options within the meaning of Section 422 of the Code following the repurchase of such Stock by the Company as provided in Section 4(a) above, the exercise price per share of Stock purchasable under such an Option Award shall be the greater of (A) the price at which the Company repurchased such Stock or (B) the Fair Market Value of a share of Stock on the date of the Option grant.”

3. Capitalized terms used but not defined herein shall have the meanings attributable to them in the Plan.

4. As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has executed this Second Amendment to Targa Resources Investments Inc. 2005 Stock Incentive Plan to be effective as of December 7, 2007.

TARGA RESOURCES INVESTMENTS INC.

By:	/s/ Rene R. Joyce
Name:	Rene R. Joyce
Title:	Chief Executive Officer